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Exhibit 23.3

CONSENT OF MICON INTERNATIONAL LIMITED

        We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, in this Registration Statement on Form S-3 or in any amendment to the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statement and any related prospectuses.

Date: September 30, 2011	MICON INTERNATIONAL LIMITED
/s/ C. A. JACOBS
	Name:	C. A. Jacobs
	Title:	Vice President

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  Exhibit 23.3
CONSENT OF MICON INTERNATIONAL LIMITED